SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 29, 2003

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number: 0-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (616) 567-2900

Item 2.          Acquisition or Disposition of Assets.

          On May 29, 2003, Manatron, Inc. signed an Asset Purchase Agreement providing for the sale of its financial product line to N. Harris Computer Corporation for $3.5 million. The sale was completed on the same date. A copy of the Asset Purchase Agreement is attached to this Form 8-K as Exhibit 2. On May 30, 2003, Manatron, Inc. issued the press release attached as Exhibit 99 to this Form 8-K.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(c)	Exhibits:

	2	Asset Purchase Agreement dated May 29, 2003

	99	Manatron, Inc. Press Release dated March 12, 2003

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 4, 2003
MANATRON, INC. (Registrant)

	By:	/s/ Paul R. Sylvester
Paul R. Sylvester President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Document

2	Asset Purchase Agreement dated May 29, 2003

99	Manatron, Inc. Press Release dated March 12, 2003